                                                                      EXHIBIT 25

                    _______________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(1)_
                            ________________________

                       IBJ SCHRODER BANK & TRUST COMPANY
              (Exact name of trustee as specified in its charter)


      New York                                                  13-5375195
(State of Incorporation                                      (I.R.S. Employer
if not a U.S. national bank)                                 Identification No.)

One State Street, New York, New York                               10004
(Address of principal executive offices)                         (Zip code)


                   Terence Rawlins, Assistant Vice President
                       IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
           (Name, Address and Telephone Number of Agent for Service)

                               TOM'S FOODS, INC.

              (Exact name of obligor as specified in its charter)

      Delaware                                                   58-1516963
(State or jurisdiction of                                     (I.R.S. Employer
incorporation or organization)                               Identification No.)

  900 EIGHTH STREET
    COLUMBUS, GA                                                    31902
(Address of principal executive office)                           (Zip code)

                           ________________________

                       (Title of Indenture Securities)
                              TOM'S FOODS, INC.

             10 1/2% Senior Subordinated Notes due 2004, Series B

                   _______________________________________

Item 1. General information

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

            New York State Banking Department
            Two Rector Street
            New York, New York

            Federal Deposit Insurance Corporation
            Washington, D.C.

            Federal Reserve Bank of New York Second District
            33 Liberty Street
            New York, New York

        (b) Whether it is authorized to exercise corporate trust powers.

                 Yes

Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        The obligor is not an affiliate of the trustee.

Item 3. Voting securities of the trustee.

        Furnish the following information as to each class of voting securities of the trustee:

                            As of December 22, 1997

           Col. A                                               Col. B
        Title of Class                                     Amount Outstanding


Not Applicable

Item 4.  Trusteeships under other indentures

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture

                                         Not Applicable

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
             Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                         Not Applicable


Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                   Not Applicable

Item 6. Voting securities of the trustee owned by the obligor or its officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                                   As of December 22, 1997


   Col. A           Col. B            Col. C               Col. D
Name of Owner    Title of Class    Amount owned       Percent of voting
                                   beneficially   securities represented by
                                                    amount given in Col. C

-------------    ---------------   -------------  ------------------------


                                 Not Applicable

Item 7. Voting securities of the trustee owned by underwriters or their officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:


                            As of December 22, 1997

   Col. A                     Col. B                  Col. C                      Col. D
Name of Owner             Title of class           Amount owned             Percent of Voting
                                                   beneficially             securities represented by
                                                                            amount given in Col. C


-----------------         -----------------        -----------------        --------------------------


                                 Not Applicable

Item 8.   Securities of the obligor owned or held by the trustee

          Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:


                            As of December 22, 1997



    Col. A                        Col. B                        Col. C                        Col. D
Name of Owner                 Title of class                Amount owned                  Percent of voting
                                                            beneficially or held as       securities represented by
                                                            collateral security for       amount given in Col. C
                                                            obligations in default

------------------          ------------------         -----------------------------      -----------------------------


                                 Not Applicable


Item 9.   Securities of underwriters owned or held by the trustee.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                            As of December 22, 1997


   Col. A              Col. B                 Col. C                     Col. D
Name of Owner      Title of class     Amount owned                Percent of voting
                                      beneficially or held as     securities represented by
                                      collateral security for     amount given in Col. C
                                      obligations in default
-------------      --------------     -----------------------     -------------------------

                                 Not Applicable

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or securityholders of the obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                            As of December 22, 1997

   Col. A              Col. B                 Col. C                     Col. D
Name of Owner      Title of class     Amount owned                Percent of voting
                                      beneficially or held as     securities represented by
                                      collateral security for     amount given in Col. C
                                      obligations in default
-------------      --------------     -----------------------     -------------------------

                                 Not Applicable

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such any of which are so owned or held by the trustee:

                            As of December 22, 1997


        Col. A                          Col. B                        Col. C
Nature of Indebtedness            Amount Outstanding                 Date Due
______________________            __________________                 ________



                                Not Applicable

Item 12.  Indebtedness of the Obligor to the Trustee.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:


                           As of December 22, 1997


Col. A          Col. B              Col. C                        Col. D
Name of     Title of Class    Amount owned               Percent of voting
Owner                         beneficially or held as    securities represented
                              collateral security        by amount given in
                              for obligations in         Col. C
                              default

______     _______________    ___________________        ______________________


                                 Not Applicable

Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not Applicable

Item 14.        Affiliations with the Underwriters

                If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable

Item 15.        Foreign Trustees.

                Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not Applicable

Item 16.        List of Exhibits.

                List below all exhibits filed as part of this statement of eligibility.

                *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

                *2. A copy of the Certificate of Authority of the Trustee to Commence Business (included in Exhibit I above).

                *3. A copy of the Authorization of the Trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

                *4. A copy of the existing By-Laws of the Trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

                5. A copy of each Indenture referred to in Item 4, if the Obligor is in default. Not applicable.

                6. The consent of the United States institutional trustee required by Section 321(b) of the Act.

                7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said item are based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 22nd day of December, 1997.

                                       IBJ SCHRODER BANK & TRUST COMPANY

                                       By:  /s/ Terence Rawlins
                                            ____________________________
                                                Terence Rawlins
                                            Assistant Vice President

                                   Exhibit 6

                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Tom's Foods, Inc. of its 10 1/2% Senior Subordinated Notes due 2004, Series B, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                       IBJ SCHRODER BANK & TRUST COMPANY

                                       By:  /s/ Terence Rawlins
                                            ____________________________
                                                Terence Rawlins
                                            Assistant Vice President

Dated: As of December 22, 1997

                                   EXHIBIT 7

                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             OF NEW YORK, NEW YORK
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES

                        REPORT AS OF SEPTEMBER 30, 1997

                                                                                  Dollar Amount
                                     ASSETS                                        in Thousands
                                     ------                                       -------------

Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin.............................. $    41,358
  Interest-bearing balances....................................................... $   314,171

Securities:  Held-to-maturity securities.......................................... $   196,749
             Available-for-sale securities........................................ $    83,084

Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs:

  Federal Funds sold and Securities purchased under agreements to resell.......... $    10,151

Loans and lease financing receivables:
  Loans and leases, net of unearned income.............................$1,920,916
  LESS: Allowances for loan and lease losses...........................    59,498
  LESS: Allocated transfer risk reserve................................       -0-
  Loans and leases, net of unearned income, allowance, and reserve................ $ 1,861,418

Trading assets held in trading accounts........................................... $       452

Premises and fixed assets (including capitalized leases).......................... $     3,381

Other real estate owned........................................................... $       202

Investments in unconsolidated subsidiaries and associated companies............... $       -0-

Customers' liability to this bank on acceptances outstanding...................... $       122

Intangible assets................................................................. $       -0-

Other assets...................................................................... $    86,280

TOTAL ASSETS...................................................................... $ 2,556,348


                                  LIABILITIES
Deposits:
  In domestic offices............................................................................$  787,592
    Noninterest-bearing.............................................................$  239,126
    Interest-bearing................................................................$  548,466

  In foreign offices, Edge and Agreement subsidiaries and IBFs...................................$1,125,802
    Noninterest-bearing.............................................................$   18,827
    Interest-bearing................................................................$1,106,975

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal Funds purchased and Securities sold under agreements to repurchase..................$   225,000

Demand notes issued to the U.S. Treasury.........................................................$   50,000

Trading Liabilities..............................................................................$       61

Other borrowed money:
  a) With a remaining maturity of one year or less...............................................$   57,291
  b) With a remaining maturity of more than one year.............................................$    1,763
  c) With a remaining maturity of more than three years..........................................$    2,242

Bank's liability on acceptances executed and outstanding.........................................$      122

Subordinated notes and debentures................................................................$      -0-

Other liabilities................................................................................$   72,909

TOTAL LIABILITIES................................................................................$2,322,782

Limited-life preferred stock and related surplus.................................................$      -0-


                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus....................................................$      -0-

Common stock.....................................................................................$   29,649

Surplus (exclude all surplus related to preferred stock).........................................$  217,008

Undivided profits and capital reserves...........................................................$  (13,211)

Net unrealized gains (losses) on available-for-sale securities...................................$      120

Cumulative foreign currency translation adjustments..............................................$      -0-


TOTAL EQUITY CAPITAL.............................................................................$  233,566

TOTAL LIABILITIES AND EQUITY CAPITAL.............................................................$2,556,348
